EXHIBIT 10.2

AMENDMENT NO. 1 TO THE TYME TECHNOLOGIES, INC. 2015 EQUITY INCENTIVE PLAN

The Tyme Technologies, Inc. 2015 Equity Incentive Plan (the “Plan”) is hereby amended on this 6th day of May, 2016, to reflect the following provisions:

1.         The definition of “Fair Market Value” in Section 1.2 of the Plan is hereby amended to read in its entirety as follows:

“Fair Market Value” as of a particular date shall mean the fair market value of a share of Common Stock as determined by the Administrator; provided, however, that Fair Market Value shall mean (i) if the Common Stock is listed or admitted to trade on a national securities exchange, the closing price of the Common Stock, as published in The Wall Street Journal, of the principal national securities exchange on which the Common Stock is so listed or admitted to trade, on such date, or, if there is no trading of the Common Stock on such date, then the closing price of the Common Stock as quoted on the next preceding date on which there was trading in such shares; (ii) if the Common Stock is not listed or admitted to trade on a national securities exchange but is quoted on the OTCBB, the last sale price for the Common Stock on such date as reported by the OTCBB, or, if there is no reported trading of the Common Stock on such date, then the last sale price for the Common Stock on the next preceding date on which there was trading in the Common Stock; (iii) if the Common Stock is not listed or admitted to trade on a national securities exchange and is not quoted on the OTCBB, the last sale price, or, if a last sale price is not quoted, the mean between the closing bid and asked prices for the Common Stock on such date, in either case, as furnished by the OTCBB; (iv) if the Common Stock is not listed or admitted to trade on a national securities exchange and the last sale price and closing bid and asked prices are not furnished by the OTCBB, the last sale price, or, if a last sale price is not quoted, the mean between the closing bid and asked prices for the Common Stock on such date, in either case, as furnished by the OTC Markets or similar organization; (v) if the stock is not listed or admitted to trade on a national securities exchange and if the last sale price and bid and asked; provided further, that in the event the Administrator determines that the reported trading volume for the Common Stock lacks the volume or breadth essential to produce a fair value for the Common Stock in circumstances set forth in clauses (i) to (v) above, the Administrator shall be entitled to notify the Board and the Board shall be entitled in its discretion to establish a Fair Market Value based on an average of trading days in compliance with Sections 422 and 409A of the Code, as applicable, which shall be conclusive for such purposes.

Except as otherwise expressly provided herein, all of the terms, conditions and provisions of the Plan shall remain the same, and the Plan, amended hereby, shall continue in full force and effect.